Exhibit 10.23

Plasma Supply Agreement (English Translation)

Party A: Shandong Missile Biological Product Pty Ltd.
Party B: Shen County Plasma Collection Station

For better arrangement of plasma supply and the mutual benefit of both Parties, it is hereby agreed that:

1.     The basic purchase price for plasma supplied by Party B is set at RMB300,000 per ton.

2.     If the plasma contains 4 units of effective antigen unit or above, Party A will pay additional price of RMB50,000 per ton.

3.     If the plasma contains less than 4 units of effective antigen unit, Party A will pay additional price of RMB20,000 per ton.

4.     Vaccine and testing reagent will be provided by Party A.

5.     Party B shall provide not less than 4 tonnes of plasma per month.

6.     Party A shall pay on behalf of Party B for the purchase of refrigerated centrifuge, hi-speed refrigerated centrifuge and manual column chromatography system. The purchase price shall be off set with the additional price for the antigen plasma once the total antigen plasma supply reaches 40 tonnes according to the annual plan.

7.     This Agreement has two copies and each Party shall hold one copy.

8.     This Agreement shall commence from May 1, 2006.

Signed by:

Party A: Shandong Missile Biological Products Pty Ltd.

Party B: Shen County Plasma Collection Station